UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2021

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On November 10, 2021, Virginia C. “Gina” Drosos informed the Board of Directors (the “Board”) of American Financial Group, Inc. (the “Company”) of her intention to resign from her role as a director of the Company on December 8, 2021. Ms. Drosos’s decision to resign from the Board was made in order to pursue another board service opportunity and was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on November 10, 2021, the Board elected Amy Y. Murray to serve as a director until the next annual meeting of shareholders and until her successor is duly elected and qualified.  The Board has determined that Ms. Murray is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by the New York Stock Exchange.  Ms. Murray will serve as a member of the Corporate Governance Committee of the Board.

Ms. Murray is joining the AFG Board of Directors with over 35 years of leadership experience in the corporate world and in local and federal government. During her career, she led Asian business development efforts for The Procter & Gamble Company, the world’s largest consumer products company (“P&G”). In that capacity, she focused on building new distribution channels in Asian markets and helped build P&G’s international retail and diplomatic relationships. She also served as the Founder and Chief Consultant for The Japan Consulting Group, where she provided consulting services for Fortune 500 clients seeking to grow their businesses internationally.

There is no arrangement or understanding between Ms. Murray and any other person pursuant to which Ms. Murray was elected as a director of the Company. Ms. Murray will receive compensation for her service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation—Director Compensation and Stock Ownership Guidelines” on page 40 of the Company’s proxy statement filed with the SEC on April 2, 2021.

There have been no transactions nor are there any proposed transactions between the Company and Ms. Murray that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the Board matters above is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 10, 2021.

104	Cover page Interactive Date File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2021	AMERICAN FINANCIAL GROUP, INC.

	By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President

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